                                                                  Exhibit 11.1
                                                                      (1 of 2)


                            Castle Energy Corporation
                 Statement of Computation of Earnings Per Share
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)

                                                                                 Year Ended September 30,
                                                         -----------------------------------------------------------------
                                                                       2001                               2000*
                                                         -----------------------------       -----------------------------
                                                            Basic            Diluted            Basic            Diluted
                                                         -----------       -----------       -----------       -----------
     I.  Shares Outstanding, Net of Treasury
              Stock Purchased and Options Exercised
              During the Period:

              Stock, net                                   6,712,884         6,712,884         7,639,287         7,639,287
              Purchase of treasury stock (weighted)          (69,160)          (69,160)         (699,937)         (699,937)
                                                         -----------       -----------       -----------       -----------
                                                           6,643,724         6,643,724         6,939,350         6,939,350

    II.  Weighted Equivalent Shares:

              Assumed options and warrants exercised                           175,131                             163,453
                                                         -----------       -----------       -----------       -----------

   III.  Weighted Average Shares and Equivalent Shares     6,643,724         6,818,855         6,939,350         7,102,803
                                                         ===========       ===========       ===========       ===========

    IV.  Net Income                                      $     1,716       $     1,716       $     5,069       $     5,069
                                                         ===========       ===========       ===========       ===========

     V.  Net Income Per Share                            $       .26       $       .25       $       .73       $       .71
                                                         ===========       ===========       ===========       ===========



* Retroactively restated to reflect 200% stock dividend effective January 31,
  2000

                                                                   Exhibit 11.1
                                                                        (2 of 2)


                            Castle Energy Corporation
                 Statement of Computation of Earnings Per Share
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)

                                                                            Three Months Ended September 30,
                                                         ----------------------------------------------------------------
                                                                       2001                               2000*
                                                         -----------------------------       ----------------------------
                                                             Basic           Diluted             Basic          Diluted
                                                         -----------       -----------       -----------      -----------
     I.  Shares Outstanding, Net of Treasury
              Stock Purchased and Options Exercised
              During the Period:

              Stock, net                                   6,632,884         6,632,884         6,752,887        6,752,887
              Purchase of treasury stock (weighted)                                               (2,840)          (2,840)
                                                         -----------       -----------       -----------      -----------
                                                           6,632,884         6,632,884         6,750,047        6,750,047

    II.  Weighted Equivalent Shares:

              Assumed options and warrants exercised                           121,714                            214,594
                                                         -----------       -----------       -----------      -----------

   III.  Weighted Average Shares and Equivalent Shares     6,632,884         6,754,598         6,750,047        6,964,641
                                                         ===========       ===========       ===========      ===========

    IV.  Net Income (loss)                               ($    1,322)      ($    1,322)      $     4,063      $     4,063
                                                         ===========       ===========       ===========      ===========

     V.  Net Income (Loss) Per Share                     ($      .20)      ($      .20)      $       .60      $       .58
                                                         ===========       ===========       ===========      ===========


* Retroactively restated to reflect 200% stock dividend effective January 31,
  2000